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                                                                     EXHIBIT 5.1



November 15, 2002



Nuevo Energy Company
1021 Main Street, Suite 2100
Houston, Texas  77002

Ladies and Gentlemen:

         We have acted as counsel to Nuevo Energy Company, a Delaware corporation (the "COMPANY"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed by the Company with the Securities and Exchange Commission (the "COMMISSION") on November 15, 2002 under the Securities Act of 1933, as amended. The Registration Statement relates to the offer and sale of up to 1,969,580 shares (the "SHARES") of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), on behalf of certain selling stockholders (the "SELLING STOCKHOLDERS").

         The opinion expressed herein is limited to the federal laws of the United States of America, and, to the extent relevant to the opinion expressed herein, the Delaware General Corporation Law as currently in effect (the "DGCL").

         In rendering the opinion expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Company's Certificate of Incorporation, as amended; (iii) the Company's Bylaws, as amended; (iv) that certain Registration Rights Agreement, dated September 18, 2002, by and among the Company and the Selling Stockholders, filed with the Commission as Exhibit
10.1 to the Company's Current Report on Form 8-K on September 19, 2002; (v) that certain Shareholder Rights Plan, dated March 5, 1997, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent, filed with the Commission as Exhibit 1 to the Company's Registration Statement on Form 8-A on April 1, 1997; (vi) the minutes and records of the corporate proceedings of the Company with respect to the authorization and approval of the registration of the Shares; and (vii) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.

         In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonable appropriate, upon representations or certificates of officers of the Company or governmental officials.

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         Based upon the foregoing, and subject to the qualifications stated
herein, we are of the opinion that the Shares have been validly issued, fully paid and are nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the prospectus constituting a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ Haynes and Boone, LLP
                                            -------------------------
                                            Haynes and Boone, LLP